Exhibit 10.27

Lixte Biotechnology Holdings, Inc. - Lock-up Agreement

[●], 2025

Spartan Capital Securities, LLC

45 Broadway, 19th Floor New York, NY 10006

Ladies and Gentlemen:

The undersigned understands that Spartan Capital Securities, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of Common Stock, $0.0001 par value per share (“Common Stock”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Underwriting Agreement.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending sixty (60) days after the Closing Date (as defined in the Underwriting Agreement) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned (or any Affiliate of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with any of the following:

1.	transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions.

2.	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin), provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period.

3.	transfers of Lock-Up Securities to a charity or educational institution.

4.	if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any stockholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d),

4.1. any such transfer shall not involve a disposition for value,

4.2. each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and

4.3. no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

5.	the receipt by the undersigned from the Company of Common Stock upon the vesting of restricted stock awards or units or upon the exercise of options to purchase the shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement (the “Plan Shares”) or the transfer or withholding of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise provided that if the undersigned is required to file a report under Section 13 or Section 16 of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further that the Plan Shares shall be subject to the terms of this lock-up agreement.

6.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no filing under Section 13 or Section 16 of the Exchange Act or any other public announcement shall be required or voluntarily made during the Lock-Up Period..

7.	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further that any filing under Section 13 or Section 16 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and provided further that competent legal counsel for the Company shall have first advised that such transfer is a mandatory and not voluntary transfer.

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8.	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control (as defined below) of the Company after the closing of the Transaction and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (i) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any Common Stock that the undersigned may purchase in the Public Offering; (ii) the Underwriter agrees that, at least three (3) Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) Business Days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is affected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this lock-up agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of options and/or restricted stock grants thereunder, and the filing of a registration statement on Form S-8; provided, however, that any sales by the undersigned shall be subject to the terms of this lock-up agreement, (ii) the issuance of Common Stock in connection with an acquisition or a strategic relationship which may include the sale of equity securities; and (iii) the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Common Stock, as applicable; provided that none of such Common Stock shall be saleable in the public market until the expiration of the Lock-Up Period.

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The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any of other person or entity.

The undersigned understands that, if the Underwriting Agreement is not executed by [●], 20251, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

[LIXT Lock-Up Agreement Signature Page Follows]

1 Insert date that is 30 days after pricing.

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[LIXT Lock-Up Agreement Signature Page]

The undersigned has read and agrees to be bound by the terms of this Lock-Up Agreement dated as of [●], 2025.

Very truly yours,

(Signature)
Name:

Address:

Email:

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